Exhibit 10.6

Deferral of 2012 Cash Retainer

THE SCOTTS MIRACLE-GRO COMPANY

AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

DEFERRED STOCK UNIT AWARD AGREEMENT

FOR NONEMPLOYEE DIRECTORS

(WITH RELATED DIVIDEND EQUIVALENTS)

DEFERRED STOCK UNITS CREDITED TO

[Director’s Name]

The Scotts Miracle-Gro Company (“Company”) believes that its business interests are best served by ensuring that you have an opportunity to share in the Company’s business success. To this end, the Company adopted The Scotts Miracle-Gro Company Amended and Restated 2006 Long-Term Incentive Plan (“Plan”) through which members of its Board of Directors, like you, may acquire (or share in the appreciation of) common shares, without par value, of the Company (“Shares”). Capitalized terms that are not defined in this Deferred Stock Unit Award Agreement (“Award Agreement”) have the same meanings as in the Plan.

This Award Agreement describes the deferred stock units (“DSUs”) which you will be credited with upon conversion of quarterly installments of the annual cash retainer payable to you by the Company and the terms and conditions of your DSUs. To ensure you fully understand these terms and conditions, you should:

•	Read the Plan and this Award Agreement carefully; and

•	Contact [Title] at [Telephone Number] if you have any questions about your Award. Or, you may send a written inquiry to the address shown below:

The Scotts Miracle-Gro Company

Attention: [Title]

14111 Scottslawn Road

Marysville, Ohio 43041

Also, no later than [Insert Date], you must return a signed copy of this Award Agreement to:

[Third Party Administrator]

Attention: [TPA Contact’s Name]

[TPA Contact’s Address]

[TPA Telephone Number]

The Company intends that the DSUs credited under this Award Agreement satisfy the requirements of Section 409A of the Code and that this Award Agreement be so administered and construed. You agree that the Company may modify this Award Agreement, without any further consideration, to fulfill this intent, even if those modifications change the terms of your DSUs and reduce their value or potential value.

1.	DESCRIPTION OF YOUR DEFERRED STOCK UNITS

You have elected to convert [$dollar amount] of each quarterly installment of the annual cash retainer paid to you by the Company (“Amount Deferred”) into DSUs, subject to the terms and conditions of the Plan and this Award Agreement. As of each date on which the Amount Deferred would otherwise be paid (each a “Conversion Date”), you will be credited with a number of DSUs and an equal number of related dividend equivalents, determined by dividing the Amount Deferred by the Fair Market Value of a Share. The number of DSUs credited to you each quarter will be reflected on Schedule A, as updated by the Company after each Conversion Date during 2012.

Each whole DSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Each dividend equivalent represents the right to receive additional DSUs (determined in accordance with Section 3(c)) in respect of the dividends that are declared and paid during the period beginning on the relevant Conversion Date and ending on the Settlement Date (as described in Section 2(b)) with respect to the Shares represented by the related DSU.

2.	VESTING AND SETTLEMENT

(a) Vesting. Your DSUs (and any related dividend equivalents received pursuant to Section 3(c) following the Conversion Date) will be 100% vested on the date they are credited to you.

(b) Settlement. Subject to the terms of the Plan, your vested DSUs shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days, following the earliest to occur of: (i) your Termination (as defined below); (ii) your death; (iii) the date you become Disabled (as defined below); or (iv) [January 31, 2017] (the “Settlement Date”). Your whole DSUs shall be settled in full Shares, and any fractional DSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date.

(c) Definitions. For purposes of this Award Agreement:

(i) “Disabled” means that you have been determined to be totally disabled by the Social Security Administration.

(ii) “Termination” (or any form thereof) means your “separation from service” from the Company, as defined in Section 409A of the Code.

3.	GENERAL TERMS AND CONDITIONS

(a) AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.

(b) RIGHTS BEFORE YOUR DSUs ARE SETTLED. Except as provided in Section 3(c) below, you will have none of the rights of a shareholder with respect to Shares underlying the DSUs credited to you under this Award Agreement unless and until you become the record holder of such Shares.

(c) DIVIDEND EQUIVALENTS. With respect to each dividend equivalent:

(i) If a cash dividend is declared and paid on the Shares underlying the DSUs credited to you under this Award Agreement, you will receive an additional number of DSUs equal to the quotient of:

(A) the product of (I) such number of DSUs (including additional DSUs previously received in accordance with this Section 3(c)) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by

(B) the Fair Market Value (which shall be equal to the closing price) of a Share on the date such cash dividend is paid.

Any additional DSUs credited pursuant to this Section 3(c)(i) shall be subject to the same terms and conditions as the DSUs credited to you pursuant to Section 1 above.

(ii) If a Share dividend is declared and paid on the Shares underlying the DSUs credited under this Award Agreement, you will receive an additional number of DSUs equal to the product of (A) such number of DSUs (including additional DSUs previously received in accordance with this Section 3(c)) that have not been settled as of the dividend payment date, multiplied by (B) the dividend paid per Share. Any additional DSUs credited pursuant to this Section 3(c)(ii) shall be subject to the same terms and conditions as the DSUs credited pursuant to Section 1 above.

(iii) Any fractional number of DSUs resulting from the calculations under this Section 3(c) shall be rounded to the nearest whole Share.

(d) BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any DSUs and related dividend equivalents that are settled after you die. This may be done only on a Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving DSUs upon conversion of the Amount Deferred. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.

(e) TRANSFERRING YOUR DSUs AND RELATED DIVIDEND EQUIVALENTS. Normally your DSUs and related dividend equivalents may not be transferred to another person. However, as described in Section 3(d), you may complete a Beneficiary Designation Form to name the person to receive any DSUs and related dividend equivalents that are settled after you die. Also, the Committee may allow you to place your DSUs and dividend equivalents into a trust established for your benefit or the benefit of your family. Contact [Third Party Administrator] at [TPA Telephone Number] or at the address given above if you are interested in doing this.

(f) GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(g) OTHER AGREEMENTS. Your DSUs and the related dividend equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement.

(h) ADJUSTMENTS TO YOUR DSUs. Subject to the terms of the Plan, your DSUs and the related dividend equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your DSUs will be adjusted to reflect a stock split).

(i) OTHER RULES. Your DSUs and dividend equivalents are subject to more rules described in the Plan. You should read the Plan carefully to ensure you fully understand all the terms and conditions of the crediting of DSUs and the related dividend equivalents under this Award Agreement.

4.	YOUR ACKNOWLEDGMENT OF AWARD CONDITIONS

By signing below, you acknowledge and agree that:

(a)	A copy of the Plan has been made available to you;

(b)	You understand and accept the terms and conditions of your DSUs;

(c) You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your DSUs or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your DSUs and reduce their value or potential value; and

(d) You must return a signed copy of this Award Agreement to the address given above before [Insert Date]. By signing below you acknowledge that the DSUs credited to you on each Conversion Date (as reflected on Schedule A for each Conversion Date) will be subject to the terms of the Plan and this Award Agreement.

[Director’s Name]	THE SCOTTS MIRACLE-GRO COMPANY

By:	By:

Date signed:	[Name of Company Representative]
[Title of Company Representative]
Date signed:

THE SCOTTS MIRACLE-GRO COMPANY

AMENDED AND RESTATED

2006 LONG-TERM INCENTIVE PLAN

DEFERRED STOCK UNIT AWARD AGREEMENT

FOR NONEMPLOYEE DIRECTORS

(WITH RELATED DIVIDEND EQUIVALENTS)

DEFERRED STOCK UNITS CREDITED TO

[Director’s Name]

SCHEDULE A

Conversion Date	Amount Deferred	Applicable Share Price	Number of Deferred Stock Units
January [ ], 2012	$[amount]	$[price]	[# TBD]
April [ ], 2012	$[amount]	$[price]	[# TBD]
July [ ], 2012	$[amount]	$[price]	[# TBD]
October [ ], 2012	$[amount]	$[price]	[# TBD]

Note: the Company will update Schedule A each quarter to reflect the number of additional DSUs to be credited to you on the applicable Conversion Date.

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